UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Nationwide Mutual Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Make Your Vote Count

We recently told you about our proposal with Aberdeen Asset Management Inc. to reorganize several series of Nationwide FundsSM into newly created Aberdeen funds with similar investment objectives and policies. We ask that you cast your vote on the proposal today. Your vote is critical to ensuring a smooth transition. Here are two quick and easy ways to vote at your convenience (accessible 24 hours a day):

If you purchased your fund(s) directly from Nationwide Funds…

Please go to proxyvote.com and follow the instructions or call 1-800-690-6903 toll-free from a touch-tone phone and follow the voice prompts.

If you purchased your fund(s) through a Financial Advisor…

Please visit proxyonline.com and follow the instructions or call 1-866-458-9850 toll-free from a touch-tone phone and follow the voice prompts.

Note: You will need to enter the individual control number printed on your proxy card that was included with the Notice of Special Meeting of Shareholders.

If you have any difficulties in voting, or if you have any questions about the proposal, please call 1-866-745-0266. A specialist will be able to assist you Monday–Friday, 9 a.m. to 10 p.m. ET.

Nationwide Funds distributed by Nationwide Fund Distributors LLC (NFD), Member FINRA. 1200 River Road, Suite 1000, Conshohocken, Pa. 19428. Nationwide Fund Distributors LLC is not affiliated with Aberdeen Asset Management Inc.